UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2018 (December 7, 2018)

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☒

Item 5.02(e).                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2018, the Conflicts and Compensation Committee (the “Committee”) of the Board of Directors of Kimbell Royalty GP, LLC (the “General Partner”), the general partner of Kimbell Royalty Partners, LP (the “Partnership”), following the Committee’s evaluation of the performance of the Partnership and after the review of a compensation report prepared by Pearl Meyer & Partners LLC, a group that specializes in executive compensation and employee benefits, approved certain matters related to executive compensation, as described herein. The Committee, which is composed solely of independent directors, approved the 2019 annual base salaries of Robert D. Ravnaas, the Chief Executive Officer of the General Partner, R. Davis Ravnaas, the President and Chief Financial Officer of the General Partner, and Matthew S. Daly, the Chief Operating Officer and Secretary of the General Partner, which will be $575,000, $550,000 and $450,000, respectively.

The Committee also determined that Robert D. Ravnaas, R. Davis Ravnaas and Matthew S. Daly met and exceeded their respective qualitative performance and other goals for the 2018 fiscal year. Accordingly, the Committee approved short-term incentive bonuses for Robert D. Ravnaas, R. Davis Ravnaas and Matthew S. Daly of $300,000, $275,000 and $220,000, respectively. The Committee also approved awards under the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan, as amended, for Robert D. Ravnaas, R. Davis Ravnaas and Matthew S. Daly of 155,000 restricted units, 120,000 restricted units and 85,000 restricted units, respectively.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC,
its general partner

By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer and Secretary

Date: December 13, 2018

3